Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP plc on Form S-8 of our report dated June 24, 2010 appearing in this Annual Report on Form 11-K of The M Plan for the year ended December 31, 2009.

/s/ Bencivenga Ward & Company, CPA’s, P.C.

Valhalla, New York

June 24, 2010